EXHIBIT 32.2

THE COAST DISTRIBUTION SYSTEM, INC.

Annual Report on Form 10-K

for the Year ended December 31, 2005

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Financial Officer of The Coast Distribution System, Inc. (the “Company”), hereby certifies that: (i) the Annual Report on Form 10-K for the year ended December 31, 2005, as filed by the Company with the Securities and Exchange Commission (the “Annual Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2006

/s/ SANDRA A. KNELL
Sandra A. Knell
Executive Vice President and Chief Financial Officer